EXHIBIT 10.9

AMENDMENT

TO THE

CU BANCORP 2012 CHANGE IN CONTROL PLAN

This Amendment (this “Amendment”) to the CU Bancorp (the “Company”) 2007 Change in Control (the “Plan”) by the Board of Directors of CU Bancorp (the “Board”) is entered into and effective as of December 15, 2016 (the “Effective Date”).

WHEREAS, Section 1.7 of the Plan defines “Compensation” for purposes of determining the severance benefits payable under the Plan as the base salary in effect on the date of an Eligible Employee’s termination of employment plus the average “annual bonus” paid to such Eligible Employee in each of the previous two completed fiscal years;

WHEREAS, on March 22, 2016, the Board adopted the 2016 Management Incentive Plan (the “MIP”) for certain executives of the Company (the “Key Executives”) for the purpose of qualifying their annual bonuses as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the Board intends to renew the MIP at the beginning of each fiscal year to qualify the future annual bonuses paid to the Key Executives as “performance-based compensation” under Code Section 162(m); and

WHEREAS, the purpose of this Amendment is to clarify that the term “annual bonus” for purposes of the Plan includes the annual incentives paid to the Key Executives under each MIP adopted by the Board for any fiscal year.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The following new Section 1.2 shall be added to the Plan and the Sections in Article 1 that follow shall be renumbered accordingly:

“1.2	“Annual Bonus” shall mean the annual incentive compensation paid to an Eligible Employee under any CU Bancorp Management Incentive Plan adopted by the Board for any fiscal year (whether paid in cash or equity) plus any discretionary bonus paid to such Eligible Employee in any such fiscal year.”

2. Following the renumbering of Article 1 (described above), Section 1.8 of the Plan shall be deleted in its entirety and replaced with the following:

“1.8	“Compensation” shall mean the base salary in effect on the date of an Eligible Employee’s termination of employment plus the average of the Annual Bonus paid to such Eligible Employee in each of the previous two completed fiscal years.”

3. Governing Law. This Amendment shall be construed and enforced in accordance with the law of the State of California, without giving effect to the conflict of law principles thereof.

4. No Other Changes. Except as expressly modified hereby, the terms and conditions of the Plan shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed by its duly authorized officer as of the Effective Date.

CU BANCORP

By:	/s/ David Rainer
Name:	David Rainer
Title:	CEO

By:	/s/ Anita Wolman
Name:	Anita Wolman
Title:	Corporate Secretary

[Signature Page – Amendment to the 2007 Equity and Incentive Plan as Amended and Restated July 31, 2014]